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                                                                    EXHIBIT 99.1

1. WHAT IS THE FUTURE OF CACC AS A PUBLIC COMPANY? DOES THE COMPANY INTEND TO STAY PUBLIC, OR IS THE COMPANY EXPLORING THE OPTION OF GOING PRIVATE? MANAGEMENT OWNS A SIGNIFICANT PORTION OF THIS HIGHLY ILLIQUID STOCK AND THE BUYBACKS, WHILE ADMIRABLE, WILL MOST LIKELY EXACERBATE THIS ISSUE.

We intend to continue to repurchase shares when we have excess capital and the share price is attractive. We believe it is unlikely this strategy, given the number of unrestricted shares outstanding and the capital needs of our business, will result in us repurchasing all the publicly owned shares.

Our goal is to create the most valuable business possible, in per share terms. We believe our historical share repurchases have been beneficial in this regard. Creating liquidity in our shares has never been and is not likely to be a priority for us.

2. REGARDING HURRICANE CHARLEY, CAN YOU GIVE US AN IDEA OF THE LEVEL OF YOUR BUSINESS IN FLORIDA (LOAN ORIGINATIONS AND DEALERS RELATIVE TO YOUR OVERALL BUSINESS)?

Approximately 2% of our business is originated in Florida.

3. I AM WORKING ON A REPORT ON THE SUB PRIME AUTO FINANCE INDUSTRY. CAN YOU PROVIDE ME WITH YOUR MOST RECENT DELINQUENCY RATES FOR 30-60 DAYS AND 60+? I CAN'T SEEM TO FIND THIS METRIC IN YOUR REPORTS.

We have not found portfolio delinquency rates to be useful in running our business, primarily because portfolio delinquency rates are influenced to a significant degree by the rate of growth in loan originations. Since we do not find the metrics you requested useful, we do not believe adding these metrics to our disclosures is appropriate at this time.

Investors monitoring our credit quality are provided with actual and forecasted collection rates by year of origination. In addition, in the most recent quarter we began disclosing discounted and undiscounted cash flows expected from our loan portfolio. We believe the information provided is more useful than traditional delinquency measures.




CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

Certain statements in this document that are not historical facts, such as those using terms like "believes," "expects," "anticipates," "assumptions," "forecasts," "estimates" and those regarding the Company's future plans and objectives, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent the Company's outlook only as of the date of this document. While the Company believes that its forward-looking statements are reasonable, actual results could differ materially since the statements are based on current expectations, which are



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subject to risks and uncertainties. Factors that might cause such a difference include the following:

         o the Company's potential inability to accurately forecast and estimate the amount and timing of future collections,

         o increased competition from traditional financing sources and from non-traditional lenders,

         o the unavailability of funding at competitive rates of interest,

         o the Company's potential inability to continue to obtain third party financing on favorable terms,

         o the Company's potential inability to generate sufficient cash flow to service its debt and fund its future operations,

         o        adverse changes in applicable laws and regulations,

         o        adverse changes in economic conditions,

         o adverse changes in the automobile or finance industries or in the non-prime consumer finance market,

         o the Company's potential inability to maintain or increase the volume of automobile loans,

         o an increase in the amount or severity of litigation against the Company,

         o        the loss of key management personnel,

         o        the effect of terrorist attacks and potential attacks, and

         o various other factors discussed in the Company's reports filed with the Securities and Exchange Commission.

Other factors not currently anticipated by management may also materially and adversely affect the Company's results of operations. The Company does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.